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                                                                   EXHIBIT 10.1

                      FIRST AMENDED AND RESTATED AGREEMENT

         This First Amended and Restated Agreement (this "Agreement") dated as of January 17, 2003 is entered into by and between Cal Dive International, Inc., a corporation organized under the laws of Minnesota (together with its successors, "Cal Dive"), and Fletcher International, Ltd., a company organized under the laws of Bermuda (together with its successors, "Fletcher").

         Reference is made to that certain Agreement dated as of December 31, 2002 by and between Cal Dive and Fletcher (the "Original Agreement"). The parties hereto agree that this First Amended and Restated Agreement hereby amends, restates and supersedes in its entirety the Original Agreement; provided, however, that (1) all references to the "date hereof," "date of this Agreement," " date first above written" and other, similar references contained herein or incorporated by reference into the Certificate of Rights and Preferences or any Subsequent Certificate of Rights and Preferences shall be deemed to refer to December 31, 2002; and (2) all references to the Original Agreement (except as provided in (1) above) contained in any of the Annexes to the Original Agreement shall be deemed to refer instead to this Agreement and, as so amended, those Annexes shall be deemed to be Annexes to this Agreement.

         The parties hereto agree as follows:

     1. Purchase and Sale. In consideration of and upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement:

          (a) Fletcher agrees to purchase from Cal Dive, and Cal Dive agrees to sell to Fletcher on the Initial Closing Date (as defined below), in accordance with Section 2 below, twenty-five thousand (25,000) shares (the "Initial Preferred Shares") of Cal Dive's Series A-1 Cumulative Convertible Preferred Stock (the "Series A-1 Preferred Stock"), having the terms and conditions set forth in the Certificate of Rights and Preferences attached hereto as Annex A (the "Certificate of Rights and Preferences"), at a price of one thousand dollars ($1,000) per share for an aggregate purchase price of twenty-five million dollars ($25,000,000). Fletcher shall have the rights with respect to such Initial Preferred Shares specified in this Agreement and in the Certificate of Rights and Preferences.

          (b) The closing (the "Initial Closing") of the sale of the Initial Preferred Shares occurred on January 8, 2003 (such date, the "Initial Closing Date").

          (c) Cal Dive grants Fletcher rights (the "Fletcher Rights") to require Cal Dive to issue to it from time to time, in whole or in part, up to an aggregate of thirty thousand (30,000) shares of additional series of Cal Dive preferred stock (e.g., Series A-2 Cumulative Convertible
     Preferred Stock, Series A-3 Cumulative Convertible Preferred Stock, etc.) having, except as set forth below, the terms, conditions, rights, preferences and privileges as the Series A-1 Preferred Stock (such shares
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     shall collectively be referred to as the "Additional Preferred Shares" and together with the Initial Preferred Shares, the "Series A Preferred Shares") at a price of one thousand dollars ($1,000) per share for an aggregate purchase price for all Additional Preferred Shares of thirty million dollars ($30,000,000), and together with the Initial Preferred Shares, fifty-five million dollars ($55,000,000) in the aggregate of Series A Preferred Shares. Fletcher shall have the rights with respect to such Additional Preferred Shares specified in this Agreement and in a certificate of rights and preferences for each such series of Additional Preferred Shares (each, a "Subsequent Certificate of Rights and Preferences" and collectively, the "Subsequent Certificates of Rights and Preferences"). Each Subsequent Certificate of Rights and Preferences shall have the same terms and conditions as the Certificate of Rights and Preferences, except that (A) the Conversion Price (as defined therein) shall equal one hundred twenty-five percent (125%) of the Prevailing
     Market Price (as defined therein) calculated as of the Business Day of the corresponding Fletcher Notice (as defined below) (except as otherwise provided in this sub-section 1(c)); and (B) the number of Additional Preferred Shares issued pursuant to each Subsequent Certificate of Rights and Preferences may differ from the number of shares of Series A-1 Preferred Stock. To exercise any Fletcher Rights, Fletcher shall deliver one or more written notices substantially in the form attached hereto as Annex B (a "Fletcher Notice") to Cal Dive from time to time commencing from the date six (6) months after and excluding the date hereof (the "Fletcher Rights Commencement Date") and ending no later than twenty-four
     (24) months after and excluding the Fletcher Rights Commencement Date (the "Fletcher Rights Period"). Fletcher may not deliver a Fletcher Notice on any date on which the volume-weighted average price of Cal Dive common stock, no par value ("Common Stock") is less than twenty four dollars ($24.00), as adjusted pursuant to Sections 8 and 9(b) (the "Fletcher
     Rights Trigger Price"); provided, however, if Fletcher could exercise the Fletcher Rights but for the fact that the Fletcher Rights Trigger Price condition is not met, then Fletcher shall have the right to exercise the Fletcher Rights and receive Additional Preferred Shares which shall have the same Conversion Price as the Series A-1 Preferred Stock (x) assuming, solely for the purposes of determining the Conversion Price for such series of Additional Preferred Shares, that Series A-1 Preferred Stock is then outstanding and (y) making all appropriate adjustments to the Conversion Price, as set forth in this Agreement, the Certificate of Rights and Preferences and Subsequent Certificate of Rights and Preferences, until and including the date of the closing of the exercise of such Fletcher Rights. Upon satisfaction or, if applicable, waiver of the relevant conditions set forth in Sections 13 and 14 hereof, the closing of each exercise of Fletcher Rights (each, a "Subsequent Closing") shall take place on the date that is three (3) Business Days following and excluding the date of delivery of the Fletcher Notice or on such other date as Fletcher and Cal Dive shall mutually agree (such date and time being referred to herein as the "Subsequent Closing Date," and together with the Initial Closing Date, each a "Closing Date").

          (d) As used herein, the term "Common Shares" means the shares of Common Stock issuable upon conversion or redemption of or as dividends under the Series A Preferred Shares, and all other Common Stock issuable under the Certificate of Rights and Preferences, Subsequent Certificates of Rights and Preferences or this Agreement; the term "Investment Securities" means the Series A Preferred Shares issued hereunder, the Fletcher Rights and all Common Shares; the term "Business Day" means any

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     day on which the Common Stock may be traded on the Nasdaq or, if not admitted for trading on the Nasdaq, on any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed; the term "Nasdaq NMS" means the Nasdaq National Market; and the term "Nasdaq" means the Nasdaq NMS, but if the Nasdaq NMS is not then the principal U.S. trading market for the Common Stock, then "Nasdaq" shall be deemed to mean the principal U.S. national securities exchange (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on which the Common Stock, or such other applicable common stock, is then traded, or if such Common Stock, or such other applicable common stock, is not then listed or admitted to trading on any national securities exchange but is designated as a Nasdaq SmallCap Market Security by the National Association of Securities Dealers, Inc. ("NASD"), then such market system, or if such Common Stock, or such other applicable common stock, is not listed or quoted on any of the foregoing, then the OTC Bulletin Board.

     2. Initial Closing. The Initial Closing shall take place initially via facsimile on the Initial Closing Date in the manner set forth below; provided, that, original certificates representing shares of Series A-1 Preferred Stock shall be delivered via Federal Express or another reputable overnight carrier to the address set forth in Annex AA.

          At the Initial Closing, the following deliveries shall be made:

               (a) Series A-1 Preferred Stock. Cal Dive shall deliver to Fletcher five (5) stock certificates, each representing five thousand (5,000) shares of Series A-1 Preferred Stock, duly executed by Cal Dive in definitive form, and shall register such shares in the shareholder register of Cal Dive in the name of Fletcher or as instructed by Fletcher in writing.

               (b) Purchase Price. Fletcher shall cause to be wire transferred to Cal Dive, in accordance with the instructions set forth in Section 19, the aggregate purchase price of twenty-five million dollars ($25,000,000) in immediately available United States funds.

               (c) Closing Documents. The closing documents required by Sections 13 and 14 shall be delivered to Fletcher and Cal Dive, respectively.

               (d) Delivery Notice. An executed copy of the delivery notice in the form attached hereto as Annex C shall be delivered to Fletcher.

The deliveries specified in this Section 2 shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

     3. Subsequent Closing. Each Subsequent Closing shall take place initially via facsimile on the Subsequent Closing Date in the manner set forth below; provided, that, original certificates representing Additional Preferred Shares shall be delivered via Federal Express or another reputable overnight carrier to Fletcher as Fletcher instructs in writing. Each Subsequent

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Closing shall be for an Additional Issuance Price (as hereinafter defined) of not less than five million dollars ($5,000,000), unless the Additional Issuance Price for all then remaining Fletcher Rights is less than five million dollars ($5,000,000), in which instance, such Subsequent Closing shall be for the Additional Issuance Price for all such remaining Additional Preferred Shares. At each Subsequent Closing, the following deliveries shall be made:

          (a) Additional Preferred Shares. Cal Dive shall issue and deliver to Fletcher stock certificates, each representing five thousand (5,000) Additional Preferred Shares (except that to the extent the number of Additional Preferred Shares to be delivered is not evenly divisible by five thousand (5,000), one (1) stock certificate shall represent the remaining shares), duly executed by Cal Dive, and shall register such shares in the shareholder register of Cal Dive in the name of Fletcher or as instructed by Fletcher in writing.

          (b) Purchase Price. Fletcher shall cause to be wire transferred to Cal Dive, in accordance with the instructions set forth in Section 19, one thousand dollars ($1,000) per Additional Preferred Share, as specified in the applicable Fletcher Notice (in the aggregate, the "Additional Issuance Price") payable on such Subsequent Closing Date, in immediately available United States funds.

          (c) Closing Documents. The closing documents required by Sections 13 and 14 shall be delivered to Fletcher and Cal Dive, respectively.

          (d) Delivery Notice. An executed copy of the delivery notice in the form attached hereto as Annex C shall be delivered to Fletcher.

The deliveries specified in this Section 3 shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

     4. Representations and Warranties of Cal Dive. Cal Dive hereby represents and warrants to Fletcher on each Closing Date, as follows:

          (a) Cal Dive has been duly incorporated and is validly existing in good standing under the laws of Minnesota or, after the Initial Closing Date, if another entity has succeeded Cal Dive in accordance with the terms hereof, under the laws of one of the states of the United States or the District of Columbia.

          (b) The execution, delivery and performance of this Agreement, the Certificate of Rights and Preferences and the Subsequent Certificates of Rights and Preferences (including the authorization, sale, issuance and delivery of the Investment Securities) have been duly authorized by all requisite corporate action and no further consent or authorization of Cal Dive, its Board of Directors or its shareholders is required, except as otherwise contemplated by this Agreement.

          (c) This Agreement has been duly executed and delivered by Cal Dive and, when this Agreement is duly authorized, executed and delivered by Fletcher, will be a valid and binding agreement enforceable against Cal Dive in accordance with its terms, subject to bankruptcy, insolvency,

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     reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The issuance of the Investment Securities is not and will not be subject to any preemptive right or rights of first refusal that have not been properly waived or complied with.

          (d) Cal Dive has full corporate power and authority necessary to (i) own and operate its properties and assets, execute and deliver this Agreement, (ii) perform its obligations hereunder and under the Certificate of Rights and Preferences or Subsequent Certificates of Rights and Preferences (including, but not limited to, the issuance of the Investment Securities) and (iii) carry on its business as presently conducted and as presently proposed to be conducted. Cal Dive and its subsidiaries are duly qualified and are authorized to do business and are in good standing as foreign corporations in all jurisdictions in which the nature of their activities and of their properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on (i) the business affairs, assets, results of operations or prospects of Cal Dive or any of its subsidiaries, or (ii) the transactions contemplated by, or Cal Dive's ability to perform under, this Agreement, the Certificate of Rights and Preferences or any Subsequent Certificate of Rights and Preferences.

          (e) No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by Cal Dive of this Agreement or the performance by Cal Dive of any of its obligations hereunder and under the Certificate of Rights and Preferences or Subsequent Certificates of Rights and Preferences other than the approval of the SEC of the Registration Statement to be filed pursuant to the terms hereof.

          (f) Neither the execution and delivery by Cal Dive of this Agreement nor the performance by Cal Dive of any of its obligations hereunder and under the Certificate of Rights and Preferences or Subsequent Certificates of Rights and Preferences:

               (i) violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or creates any rights in respect of any person under (A) the certificates of incorporation or by-laws of Cal Dive or any of its subsidiaries, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of any court, governmental agency or body, or arbitrator having jurisdiction over Cal Dive or any of its subsidiaries or any of their respective properties or assets, (C) the terms of any bond, debenture, indenture, credit agreement, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, lease, mortgage, deed of trust or other instrument to which Cal Dive or any of its subsidiaries is a party, by which Cal Dive or any of its subsidiaries is bound, or to which any of the properties or assets of Cal Dive or any of its subsidiaries is subject, (D) the terms of any "lock-up" or similar

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          provision of any underwriting or similar agreement to which Cal Dive or any of its subsidiaries is a party, (E) any rule or regulation of the NASD or the Nasdaq NMS or any rule or regulation of the markets where Cal Dive's securities are publicly traded or quoted applicable to Cal Dive or the transactions contemplated hereby or (F) the Second Amended and Restated Loan and Security Agreement, dated as of February 22, 2002, by and among Fleet Capital Corporation, Southwest Bank of Texas, N.A. and Whitney National Bank, as lenders, and Cal Dive, Energy Resource Technology, Inc., Aquatica, Inc., and Canyon Offshore, Inc., as borrower, as amended; or

               (ii) results in the creation or imposition of any lien, charge or encumbrance upon any Investment Securities or upon any of the properties or assets of Cal Dive or any of its subsidiaries.

          (g) Cal Dive has validly reserved for issuance to Fletcher under this Agreement seven million, four hundred eighty-six thousand, nine hundred seven (7,486,907) shares of Common Stock. When issued to Fletcher against payment therefor, each Investment Security:

               (i) will have been duly and validly authorized, duly and validly issued, fully paid and non-assessable;

               (ii) will be free and clear of any security interests, liens, claims or other encumbrances; and

               (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of Cal Dive.

          (h) Cal Dive satisfies all maintenance criteria of the Nasdaq NMS. No present set of facts or circumstances will (with the passage of time or the giving of notice or both or neither) cause any of the Common Stock to be delisted from the Nasdaq NMS. All of the Common Shares will, when issued, be duly listed and admitted for trading on all of the markets where shares of Common Stock are traded, including the Nasdaq NMS.

          (i) There is no pending or, to the best knowledge of Cal Dive, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Cal Dive or any of its affiliates that would affect the execution by Cal Dive of, or the performance by Cal Dive of its obligations under, this Agreement, the Certificate of Rights and Preferences or Subsequent Certificates of Rights and Preferences.

          (j) Since January 1, 2000, none of Cal Dive's filings with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") or under Section 13(a) or 15(d) of the Exchange Act (each an "SEC Filing"), including the financial statements and schedules of Cal Dive and results of Cal Dive's operations and cash flow contained therein, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made,

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     not misleading. Since January 1, 2002, there has not been any pending or, to the best knowledge of Cal Dive, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over Cal Dive or any of its subsidiaries or any of its affiliates that could cause a material adverse change in the condition, financial or otherwise, or in the business affairs, assets, results of operations or prospects of Cal Dive and its subsidiaries, whether or not arising in the ordinary course of business, except as disclosed in Cal Dive's SEC Filings on or before the date immediately prior to and excluding the date hereof. Since the date of Cal Dive's most recent SEC Filing, there has not been, and Cal Dive is not aware of, any development or condition that is reasonably likely to result in, any material change in the condition, financial or otherwise, or in the business affairs, assets, results of operations or prospects of Cal Dive and its subsidiaries, whether or not arising in the ordinary course of business. Cal Dive's SEC Filings made before and excluding the Closing Date fully disclose all material information concerning Cal Dive and its subsidiaries (other than the existence and terms of this Agreement).

          (k) The offer and sale of the Investment Securities to Fletcher pursuant to this Agreement will, subject to the accuracy of Fletcher's representations and warranties contained in Section 7 hereof and compliance by Fletcher with the applicable covenants and agreements contained in Section 11 hereof, be made in accordance with an exemption from the registration requirements of the Securities Act and any applicable state law. Neither Cal Dive nor any agent on its behalf has solicited or will solicit any offers to buy or has offered to sell or will offer to sell all or any part of the Investment Securities or any other securities to any person or persons so as to bring the sale of such Investment Securities by Cal Dive within the registration provisions of the Securities Act.

          (l) Immediately prior to the Initial Closing Date, the authorized capital stock of Cal Dive consists of one hundred twenty million (120,000,000) shares of Common Stock, no par value and five million (5,000,000) shares of preferred stock, par value $0.01 per share. Immediately prior to the Initial Closing Date, (A) thirty-seven million, four hundred eighty-four thousand, six hundred one (37,484,601) shares of Common Stock were issued and outstanding, and two million, nineteen thousand, three hundred thirty-nine (2,019,339) shares of Common Stock are currently reserved and subject to issuance upon the exercise of outstanding stock options, warrants or other convertible rights, (B) thirteen million, six hundred and two thousand, four hundred eighteen (13,602,418) shares of Common Stock are held in the treasury of Cal Dive,
     (C) no shares of preferred stock are issued and outstanding and (D) up to three million, seven hundred forty-eight thousand, four hundred sixty (3,748,460) additional shares of Common Stock may be issued under the 1995 Long-Term Incentive Plan. All of the outstanding shares of Common Stock are, and all shares of capital stock which may be issued pursuant to stock options, warrants or other convertible rights will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable, free of any preemptive rights in respect thereof and issued in compliance with all applicable state and federal laws concerning issuance of securities. As of the date hereof, except as set forth above or as disclosed in writing in Schedule 4(l) attached hereto, and except for shares of Common Stock or other securities issued upon conversion, exchange, exercise or purchase associated with the securities,

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     options, warrants, rights and other instruments referenced above, no shares of capital stock or other voting securities of Cal Dive were outstanding, no equity equivalents, interests in the ownership or earnings of Cal Dive or other similar rights were outstanding, and there were no existing options, warrants, calls, subscriptions or other rights or agreements or commitments relating to the capital stock of Cal Dive or any of its subsidiaries or obligating Cal Dive or any of its subsidiaries to issue, transfer, sell or redeem any shares of capital stock, or other equity interest in, Cal Dive or any of its subsidiaries or obligating Cal Dive or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment.

          (m) Solvency. The sum of the assets of Cal Dive, both at a fair valuation and at present fair salable value, exceeds its liabilities, including contingent liabilities. Cal Dive has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted. Cal Dive has not incurred debt, and does not intend to incur debt, beyond its ability to pay such debt as it matures. For purposes of this paragraph, "debt" means any liability on a claim, and "claim" means
     (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities are computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

          (n) Equivalent Value. As of the Initial Closing Date, the consideration that Cal Dive is receiving from Fletcher is equivalent in value to the consideration Fletcher is receiving from Cal Dive pursuant to this Agreement. As of the Initial Closing Date, under the terms of this Agreement, Cal Dive is receiving fair consideration from Fletcher for the agreements, covenants, representations and warranties made by Cal Dive to Fletcher.

          (o) No Non-Public Information. Fletcher has not requested from Cal Dive, and Cal Dive has not furnished to Fletcher, any material non-public information concerning Cal Dive or its subsidiaries.

          (p) Restatement Notices. As of each Subsequent Closing Date, Cal Dive has provided Fletcher with all Restatement Notices (as defined in the Certificate of Rights and Preferences or Subsequent Certificates of Rights and Preferences) required to be delivered following a Restatement (as defined in the Certificate of Rights and Preferences or Subsequent Certificates of Rights and Preferences).

          5. Registration Provisions.

          (a) Cal Dive shall, as soon as practicable and at its own expense, but in no event later than sixty (60) calendar days after, and including, the date hereof, file a

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     Registration Statement (as defined below) under the Securities Act covering the resale of all of the Common Shares and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective on or prior to one hundred and twenty-one (121) calendar days following, and including, the date hereof (the "Required Registration Date"). The obligations to have the Registration Statement declared effective and to maintain such effectiveness as provided in this
     Section 5 are referred to herein as the "Registration Requirement." Pursuant to the preceding sentence, Cal Dive shall register pursuant to such Registration Statement not less than the number of shares of Common Stock equal to seven million, four hundred eighty-six thousand, nine hundred seven (7,486,907) (the "Registrable Number"). Cal Dive shall promptly amend such Registration Statement (or, if necessary, file a new Registration Statement) at any time that the number of Common Shares issued and issuable under this Agreement, the Certificate of Rights and Preferences and Subsequent Certificates of Rights and Preferences exceeds the Registrable Number (as determined on such date) so that all such Common Shares shall be registered and freely tradable.

          (b) Each Common Share is a "Covered Security" and the registration statement filed or required to be filed under the Securities Act in accordance with Section 5(a) hereof, along with any amendments and additional registration statements, is referred to as the "Registration Statement". Cal Dive shall provide prompt written notice to Fletcher when the Registration Statement has been declared effective by the SEC.

          (c) Cal Dive will: (A) use its commercially reasonable efforts to keep the Registration Statement effective until the earlier of (x) the later of (i) the second anniversary of the issuance of the last Covered Security that may be issued, or (ii) such time as all of the Covered Securities issued or issuable hereunder can be sold by Fletcher or any of its affiliates immediately without compliance with the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act ("Rule 144") and (y) the date all of the Covered Securities issued or issuable shall have been sold by Fletcher and its affiliates (such later period, the "Registration Period"); (B) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement (as so amended and supplemented from time to time, the "Prospectus") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Covered Securities by Fletcher or any of its affiliates; (C) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus, as Fletcher from time to time may reasonably request; (D) cause all Covered Securities to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by Cal Dive are then listed or quoted; (E) provide a transfer agent and registrar for all Covered Securities and a CUSIP number for all Covered Securities;
     (F) otherwise comply with all applicable rules and regulations of the SEC, the Nasdaq NMS and any other exchange or quotation service on which the Covered Securities are obligated to be listed or quoted under this Agreement; and (G) file the documents required of Cal Dive and otherwise obtain and maintain requisite blue sky clearance in (x) New York and all other jurisdictions in which any of the shares of Common Stock were originally sold and (y) all other states specified in writing by Fletcher, provided, however, that as to this clause (y), Cal Dive shall not be

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     required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.
     Fletcher shall have the right to approve the description of the selling shareholder, plan of distribution and all other references to Fletcher and its affiliates contained in each Registration Statement and Prospectus.

          (d) Cal Dive shall furnish to Fletcher upon request a reasonable number of copies of a supplement to or an amendment of any Prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Covered Securities by Fletcher or any of its affiliates pursuant to the Registration Statement.

          (e) With a view to making available to Fletcher and its affiliates the benefits of Rule 144 and Form S-3 under the Securities Act, Cal Dive covenants and agrees to: (A) make and keep available adequate current public information (within the meaning of Rule 144(c)) concerning Cal Dive, until the earlier of (x) the second (2nd) anniversary of the issuance of the last Covered Security to be issued and (y) such date as all of the Covered Securities shall have been resold by Fletcher or any of its affiliates; and (B) furnish to Fletcher upon request, as long as Fletcher owns any Covered Securities, (x) a written statement by Cal Dive that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of Cal Dive, and (z) such other information as may be reasonably requested in order to avail Fletcher and its affiliates of Rule 144 or Form S-3 with respect to such Covered Securities.

          (f) Notwithstanding anything else in this Section 5, if, at any time during which a Prospectus is required to be delivered in connection with the sale of any Covered Security, Cal Dive determines in good faith and upon the advice of its outside counsel that a development has occurred or a condition exists as a result of which the Registration Statement or the Prospectus contains a material misstatement or omission, or that a material transaction in which Cal Dive is engaged or proposes to engage would require an immediate amendment to the Registration Statement, a supplement to the Prospectus, or a filing under the Exchange Act or other public disclosure of material information and the disclosure of such transaction would be premature or injurious to the consummation of the transaction, Cal Dive will immediately notify Fletcher thereof by telephone and in writing. Upon receipt of such notification, Fletcher and its affiliates will immediately suspend all offers and sales of any Covered Security pursuant to the Registration Statement. In such event, Cal Dive will amend or supplement the Registration Statement and the Prospectus or make such filings or public disclosures as promptly as practicable and will take such other steps as may be required to permit sales of the Covered Securities thereunder by Fletcher and its affiliates in accordance with applicable federal and state securities laws. Cal Dive will promptly notify Fletcher after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of the Registration Statement and the Prospectus (as so amended or supplemented, if applicable) to Fletcher in accordance with paragraphs (c) and (d) of this Section 5. Notwithstanding the foregoing,
     (A) under no circumstances shall Cal Dive be entitled to exercise its right to suspend sales of any Covered Securities as provided in this
     Section 5(f) and pursuant to the Registration Statement more than twice in any twelve (12) month period, (B) the period during which such sales may be suspended (each a "Blackout Period") at any time shall not exceed thirty (30) calendar days, and (C) no Blackout Period may commence less than thirty (30) calendar days after the end of the preceding Blackout Period.

          (g) Upon the commencement of a Blackout Period pursuant to this
     Section 5, Fletcher will notify Cal Dive of any contract to sell, assign, deliver or otherwise transfer any Covered Security (each a "Sales Contract") that Fletcher or any of its affiliates has entered into prior to the commencement of such Blackout Period and that would require delivery of such Covered Securities during such Blackout Period, which notice will contain the aggregate sale price and quantity of Covered Securities pursuant to such Sales Contract. If Fletcher or any of its affiliates are therefore unable to consummate the sale of Covered Securities pursuant to the Sales Contract, Cal Dive will promptly indemnify each Fletcher Indemnified Party (as such term is defined in Section 17(a) below) against any Proceeding (as such term is defined in
     Section 17(a) below) that each Fletcher Indemnified Party may incur arising out of or in connection with Fletcher's breach or alleged breach of any such Sales Contract, and Cal Dive shall reimburse each Fletcher Indemnified Party for any reasonable costs or expenses (including legal fees) incurred by such party in investigating or defending any such Proceeding.

          (h) In addition to any other remedies available to Fletcher under this Agreement or at law or equity, if the Registration Statement has not been declared effective by the Required Registration Date or such Registration Statement is not available with respect to all Covered Securities at any time on or after the Required Registration Date (except during a Blackout Period permitted under Section 5(f)) Cal Dive shall cause to be wire transferred to an account specified by Fletcher on the last Business Day of each month an amount, in immediately available United States funds, equal to:

                                1/15% x ND x SV

               Where:

               ND= the number of days in such month that the Registration Statement has not been declared effective by the Required Registration Date or such Registration Statement is not available with respect to shares of Covered Securities that may not otherwise be sold by Fletcher or any of its affiliates immediately pursuant to Rule 144 without compliance with the registration requirements of the Securities Act ("Non-Rule 144 Stock"); and

               SV= the aggregate Stated Value (as defined in the Certificate of Rights and Preferences and all Subsequent Certificates of Rights and Preferences) of the average number of shares of Non-Rule 144 Stock issued and outstanding on each of the days included in "ND" above.

          (i) If the Registration Requirement is not satisfied at any point in time during the Registration Period then the Fletcher Rights Period shall be extended by one (1) day for each day (or portion thereof) that the Registration Requirement shall have not been satisfied.

          6. Conversion and Redemption of Preferred Shares.

          (a) Preferred Shares and Additional Preferred Shares are convertible and redeemable into Common Shares or cash in accordance with the terms and conditions set forth in Section 6 of the Certificate of Rights and Preferences and Subsequent Certificates of Rights and Preferences. Cal Dive grants Fletcher the right to convert all or part of each series of Series A Preferred Shares (including any accrued and unpaid dividends) pursuant to the terms and conditions set forth in the Certificate of Rights and Preferences or Subsequent Certificate of Rights and Preferences of each such series, upon delivery of a "Preferred Stock Conversion Notice" in the form attached hereto as Annex D. As set forth in the Certificate of Rights and Preferences or Subsequent Certificate of Rights and Preferences of each such series, Cal Dive may satisfy its conversion obligations by delivering shares of Common Stock or cash. The form of the "Preferred Stock Conversion Delivery Notice" to be executed and delivered by Cal Dive to Fletcher, as specified in the Certificate of Rights and Preferences or Subsequent Certificate of Rights or Preferences is attached hereto as Annex E. Cal Dive grants Fletcher the right to redeem all or part of each series of Series A Preferred Shares (including any accrued and unpaid dividends) commencing December 31, 2004 pursuant to the terms and conditions set forth in the Certificate of Rights and Preferences or Subsequent Certificate of Rights and Preferences of each such series (or sooner under certain circumstances set forth therein) (the "Redemption Rights"), upon delivery of a notice of redemption in the form attached hereto as Annex F (the "Redemption Notice"). As set forth in the Certificate of Rights and Preferences or Subsequent Certificate of Rights or Preferences of each such series, Cal Dive may satisfy its redemption obligations by delivering shares of Common Stock, cash or, subject to
     Section 6(b), resetting the Conversion Prices of the Series A-1 Preferred Stock and Additional Preferred Shares. The form of the "Preferred Stock Redemption Delivery Notice" to be executed and delivered by Cal Dive to Fletcher, as specified in the Certificate of Rights and Preferences or Subsequent Certificate of Rights and Preferences is attached hereto on Annex G.

          (b)

               (i) If the Daily Market Price (as defined in the Certificate of Rights and Preferences) is less than the Minimum Price (as defined below) on any date, then (A) Cal Dive shall provide Fletcher within two (2) Business Days with a written notice that either (1) (a) Cal Dive shall satisfy all its future redemption obligations in cash or in a combination of Common Stock and cash, provided that in no event shall the total number of shares of Common Stock issued or issuable hereunder exceed seven million, four hundred eighty-six thousand, nine hundred seven (7,486,907) shares, and (b) following such notice, notwithstanding anything herein to the contrary, if a Restatement (as defined in the Certificate of Rights and Preferences and Subsequent Certificates of Rights and Preferences) has occurred on or after

          December 31, 2002, then Fletcher shall have the right to cause the redemption of its Preferred Shares and Additional Preferred Shares, from time to time, thereafter, or (2) that the Conversion Prices on all Preferred Shares and Additional Preferred Shares shall be reset to equal the Minimum Price and all Conversion Prices of future Additional Preferred Shares to be issued shall equal the Minimum Price, and upon delivery of such notice such Conversion Prices shall be so reset and Fletcher shall have no further right to cause the redemption of its Preferred Shares or Additional Preferred Shares thereafter, and (B) Cal Dive shall no longer be permitted to pay dividends by the issuance of Common Stock (an "Issuance Blockage").

               (ii) The "Minimum Price" shall initially equal $7.3461. Upon the payment of dividends in, or the conversion or redemption of any Preferred Shares or Additional Preferred Shares for, Common Stock, the Minimum Price shall be reset to equal:

                             $55,000,0000 - FV - XR

                             ----------------------

                              7,486,907 - DS - CS

               Where:

               FV= the aggregate face value of all Preferred Shares and Additional Preferred Shares that have been converted or redeemed for Common Stock;

               XR= one thousand dollars ($1,000) times the number of Additional Preferred Shares that had been potentially issuable under expired and unexercised Fletcher Rights;

               DS= the aggregate number of shares of Common Stock issued in payment of dividends to and including such date; and

               CS= the aggregate number of shares of Common Stock issued upon conversion or redemption of Preferred Shares or Additional Preferred Shares to and including such date.

          (c) The aggregate number of shares of Common Stock issued, as of a particular date, upon conversion or redemption of, or as dividends paid on the Series A Preferred Shares owned by Fletcher and issuable pursuant to this Agreement shall not exceed the Maximum Number as of that date. The "Maximum Number" shall initially equal three million, five hundred fifty-eight thousand, sixty (3,558,060) and may be increased upon expiration of a 65-day notice period (the "Notice Period") after Fletcher delivers a notice (a "65 Day Notice") to Cal Dive designating a greater Maximum Number. A 65 Day Notice may be given at any time. From time to time following the

     Notice Period, Common Stock may be issued to Fletcher for any quantity of Common Stock, such that the aggregate number of shares of Common Stock issued hereunder is less than or equal to the Maximum Number.

     7. Representations and Warranties of Fletcher. Fletcher hereby represents and warrants to Cal Dive on each Closing Date:

          (a) Fletcher has been duly incorporated and is validly existing under the laws of Bermuda.

          (b) The execution, delivery and performance of this Agreement by Fletcher have been duly authorized by all requisite corporate action and no further consent or authorization of Fletcher, its Board of Directors or its shareholders is required. This Agreement has been duly executed and delivered by Fletcher and, when duly authorized, executed and delivered by Cal Dive, will be a valid and binding agreement enforceable against Fletcher in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

          (c) Fletcher understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Investment Securities.

          (d) Fletcher is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

          (e) Fletcher is purchasing the Investment Securities for its own account for investment only and not with a view to, or for resale in connection with, the public sale or distribution thereof in the United States, except pursuant to sales registered under the Securities Act or an exemption therefrom.

          (f) Fletcher understands that the Investment Securities are being or will be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Cal Dive is relying on the truth and accuracy of, and Fletcher's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Fletcher set forth herein in order to determine the availability of such exemptions and the eligibility of Fletcher to acquire the Investment Securities.

     8. Future Equity Issuances. If, within twenty (20) Business Days following the Initial Closing Date, there is (i) a public disclosure of Cal Dive's intention or agreement to engage in, or (ii) a consummation of, any sale or issuance to any Person or Persons (other than Fletcher or its affiliates) of any shares of, or securities convertible into, exercisable or exchangeable for, or whose value is derived in whole or in part from, any shares of any class of Cal Dive's capital stock, then Cal Dive shall promptly notify Fletcher of such disclosure or such consummation, which notice shall include a copy of such disclosure or the terms and date of such consummation (the "Equity Issuance Notice"). After the date of such disclosure or such consummation, Fletcher shall have the right, at its sole discretion, to deliver a notice to Cal Dive (a "Price Adjustment Notice") no later than five (5) Business Days after and excluding the date the Equity Issuance Notice is delivered; provided, however, if the closing of such transaction occurs at a later date, Fletcher shall have the right, at its sole discretion, to deliver a new Price Adjustment Notice or replace an existing Price Adjustment Notice no later than five (5) Business Days after such closing date. If Fletcher delivers a Price Adjustment Notice to Cal Dive, then (x) the Conversion Price (as defined in the Certificate of Rights and Preferences) shall be reset to equal one hundred twenty-five percent (125%) of the Daily Market Price (as defined therein) and (y) the Fletcher Rights Trigger Price shall adjust to equal one hundred percent (100%) of the Daily Market Price, in each case calculated as of the Business Day immediately preceding the date of delivery of such Price Adjustment Notice.

     9. Covenants of Cal Dive. Cal Dive covenants and agrees with Fletcher as follows:

          (a) For so long as Fletcher owns or has the right to purchase any Investment Securities, and for a period of one (1) year thereafter, Cal Dive will (i) maintain the eligibility of the Common Stock for listing on the Nasdaq NMS; (ii) regain the eligibility of the Common Stock for listing or quotation on all markets and exchanges including the Nasdaq NMS in the event that the Common Stock is delisted by the Nasdaq NMS or any other applicable market or exchange; and (iii) cause the representations and warranties contained in Section 4 to be and remain true and correct.

          (b) If a Restatement (as defined in the Certificate of Rights and Preferences and Subsequent Certificates of Rights and Preferences) occurs, Cal Dive shall deliver to Fletcher a Restatement Notice (as defined in the Certificate of Rights and Preferences and Subsequent Certificates of Rights and Preferences) within three (3) Business Days of such Restatement and the Fletcher Rights Trigger Price shall adjust to equal the lower of
     (i) the Fletcher Rights Trigger Price immediately before such Restatement and (ii) the Daily Market Price (as defined in the Certificate of Rights and Preferences) on the Business Day immediately preceding the date of delivery of the Restatement Adjustment Notice (as defined in the Certificate of Rights and Preferences and Subsequent Certificates of Rights and Preferences).

          (c) Cal Dive will provide Fletcher with a reasonable opportunity, which shall not be less than two (2) full Business Days, to review and comment on any public disclosure by Cal Dive of information regarding this Agreement and the transactions contemplated hereby, before such public disclosure.

          (d) Cal Dive will make all filings required by law with respect to the transactions contemplated hereby.

          (e) Cal Dive will comply with the terms and conditions of the Series A Preferred Shares as set forth in the Certificate of Rights and Preferences and Subsequent Certificates of Rights and Preferences, and will not amend the Certificate of Rights and

     Preferences or Subsequent Certificates of Rights and Preferences without the required consent of the holders of Series A Preferred Shares.

          (f) For so long as Fletcher holds any Investment Securities, prior to the filing of each of its quarterly reports on Form 10-Q with the SEC, Cal Dive shall deliver to Fletcher a review report relating to the final consolidated unaudited financial statements contained therein, prepared by Ernst & Young LLP, or another nationally recognized accounting firm in accordance with Statement on Auditing Standards No. 71.

          (g) Cal Dive shall use its commercially reasonable efforts to cause the Common Shares to be eligible for book-entry transfer through The Depository Trust Company (or any successor thereto) as soon as practicable after the date of this Agreement and thereafter to use its commercially reasonable efforts to maintain such eligibility.

          (h) Cal Dive shall at all times reserve for issuance such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all such Series A Preferred Shares and to satisfy its delivery obligation upon such conversion, to effect the redemption of the Series A Preferred Shares and to satisfy its delivery obligation with respect to dividends.

          (i) Cal Dive shall, (i) when the number of shares of Common Stock outstanding is two hundred and fifty thousand (250,000) shares greater than the number of shares of Common Stock outstanding as designated in the previous Increase Notice (as hereinafter defined), or (ii) in the event that Cal Dive has not delivered an Increase Notice, when the number of shares of Common Stock outstanding is two hundred and fifty thousand (250,000) shares greater than the number of shares of Common Stock specified in Section 4(l), deliver a notice (an "Increase Notice") stating
     (x) the increase, if any, in the aggregate number of shares of Common Stock outstanding as of the last day of the preceding month over the number outstanding as of the last day of the month of the preceding Increase Notice, or (y) in the event that Cal Dive has not delivered a prior Increase Notice, the increase, if any, in the aggregate number of shares of Common Stock outstanding as of the last day of the preceding month over number of shares outstanding specified in Section 4(l). Unless expressly waived by Fletcher, Cal Dive shall deliver an Increase Notice to Fletcher on or before the tenth (10th) day of any calendar month for which an Increase Notice is required to be delivered pursuant to this sub-section.

          (j) Cal Dive shall, within one (1) Business Day after and excluding each Closing Date, publicly distribute a press release disclosing the material terms of such Initial Closing or Subsequent Closing and shall, within three (3) Business Days after and excluding each Closing Date file a report with the SEC on Form 8-K with respect to the same.

          (k) As soon as practicable after filing with the SEC, Cal Dive shall furnish to Fletcher (i) a true, correct and complete copy of a report of Ernst & Young LLP together with accompanying consolidated financial statements and schedules of Cal Dive at December 31, 2002 and the results of Cal Dive's operations and cash flows for the one (1) year period ended December 31, 2002, certified by Ernst & Young LLP, and (ii) the written consent of Ernst & Young LLP to furnishing such report as described in clause (i) above.

     10. Change of Control. (B) If Cal Dive is a party to any transaction which results in a Change of Control, Fletcher and its assigns shall have the rights set forth in the Certificate of Rights and Preferences and Subsequent Certificates of Rights and Preferences regarding Changes of Control in addition to the rights contained in this Agreement. Cal Dive agrees that it will not enter into an agreement with an Acquiring Person resulting in a Change of Control unless such agreement expressly obligates the Acquiring Person to assume all of Cal Dive's obligations under this Agreement, the Certificate of Rights and Preferences and the Subsequent Certificates of Rights and Preferences including, but not limited to, the dividend, liquidation, conversion, redemption, voting and other provisions regarding the Series A Preferred Shares and the Fletcher Rights contained herein and therein. Without limiting the foregoing, all unexercised and unexpired Fletcher Rights shall automatically be converted into equivalent rights with respect to the Acquiring Person including, but not limited to, the right to receive the equivalent of the Additional Preferred Shares issuable upon the exercise of such rights and to receive the consideration for such Additional Preferred Shares set forth in
Section 6(F) of the Subsequent Certificate of Rights and Preferences governing such series of Additional Preferred Shares.

(C) The Fletcher Rights shall become exercisable immediately on and after the date a public announcement is made of Cal Dive's or any other Person's intention or agreement to engage in a transaction or series of transactions that may result in a Change of Control.

(D) On or before the date an agreement is entered into with an Acquiring Person resulting in a Change of Control, Cal Dive shall deliver to Fletcher written notice that the Acquirer has assumed such obligations. Cal Dive shall provide Fletcher with written notice of any proposed transaction resulting in a Change of Control as soon as the existence of such proposed transaction is made public by any person. Thereafter, Cal Dive shall notify Fletcher promptly of any material developments with respect to such transaction, including advance notice at least ten (10) Business Days before the date such transaction is expected to become effective.

(E) "Change of Control" means (a) acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person (as hereinafter defined) or its Parent, Subsidiary or affiliate, other than a restructuring by the Company where outstanding shares of the Company are exchanged for shares of the Acquiring Person on a one-for-one basis and, immediately following the exchange, former shareholders of the Company own all of the outstanding shares of the Acquiring Person on the same pro rata basis as prior to the exchange, (b) a sale of all or substantially all of the assets of the Company (on a consolidated basis) in a single transaction or series of related transactions, (c) any other transaction or series of related transactions by the Company in which the power to cast the majority of the eligible votes at a meeting of the Company's stockholders at which directors are elected is transferred to a single entity or group acting in concert, or (d) a capital reorganization or reclassification of the Common Stock or Other Securities (as defined in the Certificate of Rights and Preferences and Subsequent Certificates of Rights and Preferences) (other than a reorganization or reclassification in which the Common Stock or Other Securities are not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the stockholders of the Company immediately prior to such transaction own the Common Stock, Other Securities or other voting stock of the Company in substantially the same proportions relative to each other as such stockholders owned immediately prior to such transaction). Notwithstanding anything contained herein to the contrary, the change in the state of incorporation of the Company shall not in and of itself constitute a Change of Control.

(F) "Acquiring Person" means, in connection with any Change of Control, (a) the continuing or surviving corporation of a consolidation or merger with the Company (if other than the Company), (b) the transferee of all or substantially all of the properties or assets of the Company, (c) the corporation consolidating with or merging into the Company in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, (d) the entity or group acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of the Company's shareholders at which directors are elected, or, (e) in the case of a capital reorganization or reclassification, the Company, or (f) at Fletcher's election, any Person that
(i) controls the Acquiring Person directly or indirectly through one or more intermediaries, (ii) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent's Annual Report on Form 10-K (if such Person is required to file such a report) or would be required to so include the Acquiring Person in such Person's consolidated financial statements if they were prepared in accordance with U.S. GAAP and
(iii) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

     11. Covenants of Fletcher. Fletcher hereby covenants and agrees with Cal Dive that:

          (a) Neither Fletcher, nor any of its affiliates, will at any time offer or sell any Investment Securities other than pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption therefrom.

          (b) Neither Fletcher, nor any of its affiliates, shall engage in "short sales" (as such term is defined by Exchange Act Rule 3b-3) of Common Stock, it being understood that nothing in this Agreement shall prohibit Fletcher or any of its affiliates from engaging in any transaction in any stock index, portfolio or derivative of which Common Stock is a component. The provisions of this Section 11(b) shall not be deemed to extend to any non-affiliated third party, including but not limited to, any assignee, pledgee, transferee or derivative or financing counterparty of Fletcher or any of its affiliates.

     12. Legend. Subject to Section 5, Fletcher understands that the certificates or other instruments representing the Investment Securities shall bear a restrictive legend composed of exactly the following words (and a stop transfer order may be placed against transfer of such certificates or other instruments):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR (2) THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT. THE RELATIVE RIGHTS AND PREFERENCES OF SERIES A-1 CUMULATIVE PREFERRED STOCK OF THE COMPANY ARE DESCRIBED IN A CERTIFICATE THEREOF FILED WITH THE SECRETARY OF STATE OF THE STATE OF MINNESOTA, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY BY CONTACTING THE GENERAL COUNSEL OF THE COMPANY.

         The legend set forth above shall be removed and Cal Dive shall issue a certificate without such legend to any holder of Investment Securities if, unless otherwise required by state securities laws, such shares are sold pursuant to an effective Registration Statement under the Securities Act, Rule 144 or another applicable exemption from registration.

     13. Conditions Precedent to Fletcher's Obligations. The obligations of Fletcher hereunder are subject to the performance by Cal Dive of its obligations hereunder and to the satisfaction of the following additional conditions precedent, unless expressly waived in writing by Fletcher:

          (a) On each Closing Date, (i) the representations and warranties made by Cal Dive in this Agreement shall be true and correct, except those representations and warranties which address matters only as of a particular date, which shall be true and correct as of such date; (ii) Cal Dive shall have complied fully with all of the covenants and agreements in this Agreement; and (iii) Fletcher shall have received (A) on the Initial Closing Date a certificate of the Chief Executive Officer and the Chief Financial Officer of Cal Dive dated such date and to such effect and (B) on each Subsequent Closing Date a certificate of the Chief Executive Officer and the Chief Financial Officer of Cal Dive dated such date and to such effect.

          (b) On each Closing Date, Cal Dive shall have delivered to Fletcher an opinion of Fulbright & Jaworski L.L.P. reasonably satisfactory to Fletcher, dated the date of delivery, confirming in substance the matters regarding enforceability covered in paragraph (c), and matters covered in the first grammatical sentence of paragraph (k), of Section 4 hereof. On each Closing Date, Cal Dive shall have delivered to Fletcher an opinion of Andrew C. Becher, Special Counsel to Cal Dive, reasonably satisfactory to Fletcher, dated the date of delivery, confirming in substance the matters covered in paragraphs (a), (b), (c) with respect to matters other than enforceability, (d) to the extent not opined on by the General Counsel of Cal Dive, (e), (g) and (l), of
     Section 4 hereof. On each Closing Date, Cal Dive shall have delivered to Fletcher an opinion of James Lewis Connor, III, General Counsel of Cal Dive, reasonably satisfactory to Fletcher, dated the date of delivery, confirming in substance the matters covered in paragraphs (d) in part, and
     (f) of Section 4 hereof.

          (c) On each Subsequent Closing Date, Fletcher shall receive a report of Ernst & Young LLP, or another nationally-recognized accounting firm, together with the accompanying consolidated financial statement and schedules of Cal Dive and results of Cal Dive's operations and cash flows, as such report appears in the most recent Form 10-K filed by Cal Dive with the SEC.

          (d) On the Initial Closing Date, the Registrable Number shall be duly listed and admitted for trading on the Nasdaq NMS, subject to notice of issuance

          (e) On or before the Initial Closing Date, Cal Dive shall have filed with the Minnesota Secretary of State the Certificate of Rights and Preferences. On or before each Subsequent Closing Date, Cal Dive shall have filed with the Minnesota Secretary of State a Subsequent Certificate of Rights and Preferences, with terms and conditions of the applicable series of Additional Preferred Shares as required by this Agreement.

     14. Conditions Precedent to Cal Dive's Obligations. The obligations of Cal Dive hereunder are subject to the performance by Fletcher of its obligations hereunder and to the satisfaction (unless expressly waived in writing by Cal
Dive) of the additional conditions precedent that, on each Closing Date: (i) the representations and warranties made by Fletcher in this Agreement shall be true and correct; (ii) Fletcher shall have complied fully with all the covenants and agreements in this Agreement; and (iii) Cal Dive shall have received on each such date a certificate of an appropriate officer of Fletcher dated such date and to such effect.

     15. Fees and Expenses. Each of Fletcher and Cal Dive agrees to pay its own expenses incident to the performance of its obligations hereunder, including, but not limited to the fees, expenses and disbursements of such party's counsel, except as is otherwise expressly provided in this Agreement.

     16. Non-Performance.

          (a) If Cal Dive, at any time, shall fail to deliver the Investment Securities to Fletcher required to be delivered pursuant to this Agreement, in accordance with the terms and conditions of this Agreement, the Certificate of Rights and Preferences and the Subsequent Certificates of Rights and Preferences, for any reason other than the failure of any condition precedent to Cal Dive's obligations hereunder or the failure by Fletcher to comply with its obligations hereunder, then Cal Dive shall (without limitation to Fletcher's other remedies at law or in equity):

               (i) indemnify and hold Fletcher harmless against any loss, claim or damage (including without limitation, incidental and consequential damages) arising from or as a result of such failure by Cal Dive; and

               (ii) reimburse Fletcher for all of its reasonable out-of-pocket expenses, including fees and disbursements of its counsel, incurred by Fletcher in connection with this Agreement and the transactions contemplated herein and therein.

     17. Indemnification.

          (a) Indemnification of Fletcher. Cal Dive hereby agrees to indemnify Fletcher and each of its officers, directors, employees, consultants, agents, attorneys, accountants and affiliates and each person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing persons (each a "Fletcher Indemnified Party") against any claim, demand, action, liability, damages, loss, cost or expense (including, without limitation, reasonable legal fees and expenses incurred by such Fletcher Indemnified Party in investigating or defending any such proceeding) (all of the foregoing, including associated costs and expenses being referred to herein as a "Proceeding"), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

               (i) any untrue or alleged untrue statement of a material fact in a SEC Filing by Cal Dive or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state therein any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Cal Dive or any of its affiliates or any person acting on its or their behalf;

               (ii) any of the representations or warranties made by Cal Dive herein being untrue or incorrect at the time such representation or warranty was made; and

               (iii) any breach or non-performance by Cal Dive of any of its covenants, agreements or obligations under this Agreement, the Certificate of Rights and Preferences and the Subsequent Certificates of Rights and Preferences;

provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of, or is based upon, the gross negligence or willful misconduct of Fletcher in connection therewith.

          (b) Indemnification of Cal Dive. Fletcher hereby agrees to indemnify Cal Dive and each of its officers, directors, employees, consultants, agents, attorneys, accountants and affiliates and each person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing persons against any Proceeding, that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

               (i) any untrue or alleged untrue statement of a material fact included in an SEC filing by Cal Dive with the express written consent of Fletcher therefor by Fletcher or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state any such material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading by Fletcher or any of its affiliates or any person acting on its or their behalf;

               (ii) any of the representations or warranties made by Fletcher herein being untrue or incorrect at the time such representation or warranty was made; and

               (iii) any breach or non-performance by Fletcher of any of its covenants, agreements or obligations under this Agreement;

provided, however, that the foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of, or is based upon, the gross negligence or willful misconduct of Cal Dive in connection therewith.

          (c) Conduct of Claims.

               (i) Whenever a claim for indemnification shall arise under this
          Section 17, the party seeking indemnification (the "Indemnified Party"), shall notify the party from whom such indemnification is sought (the "Indemnifying Party") in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail;

               (ii) Such Indemnifying Party shall have the right to retain the counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

               (iii) No Indemnifying Party shall, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 17 unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

     18. Survival of the Representations, Warranties, etc. The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or under common control with, such party and will survive delivery of and payment for any Investment Securities issuable hereunder.

     19. Notices. All communications hereunder shall be in writing and delivered as set forth below.

          (a) If sent to Fletcher, all communications will be deemed delivered: if delivered by hand, on the day received by Fletcher; if sent by reputable overnight courier, on the next Business Day; and if transmitted by facsimile to Fletcher, on the date transmitted (provided such facsimile is later confirmed), in each case to the following address (unless otherwise notified in writing of a substitute address):


                      Fletcher International, Ltd.
                      c/o A. S. & K. Services Ltd.
                      Cedar House, 41 Cedar Avenue
                      Hamilton HM EX
                      Bermuda
                      Attention:  Felicity Holmes, Corporate Administrator
                      Telephone:       441-295-2244
                      Facsimile:       441-292-8666

                      with a copy to:

                      Fletcher Asset Management, Inc.
                      22 East 67th Street
                      New York, NY  10021
                      Attention:       Peter Zayfert
                      Telephone:       (212) 284-4800
                      Facsimile:       (212) 284-4801

                      with a copy to (which copy shall not constitute notice):

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      1440 New York Avenue, N.W.
                      Washington, D.C. 20005
                      Attention:  Stephen W. Hamilton, Esq.
                      Telephone:       (202) 371-7010
                      Facsimile:       (202) 393-5760

          (b) If sent to Cal Dive, all communications will be deemed delivered: if delivered by hand, on the day received by Cal Dive; if sent by reputable overnight courier, on the next Business Day; and if transmitted by facsimile to Cal Dive, on the date transmitted (provided such facsimile is later confirmed), in each case to the following address (unless otherwise notified in writing of a substitute address):

                      Cal Dive International, Inc.
                      400 N. Sam Houston Parkway E., Suite 400
                      Houston, Texas 77060
                      Attention:       A. Wade Pursell
                      Telephone:       (281) 618-0431
                      Facsimile:       (281) 618-0505

                      with a copy to:

                      Cal Dive International, Inc.
                      400 N. Sam Houston Parkway E., Suite 400
                      Houston, Texas 77060
                      Attention:       James Lewis Connor, III, Esq.
                      Telephone:       (281) 618-0538
                      Facsimile:       (281) 618-0505

                      with a copy to (which copy shall not constitute notice):

                      Fulbright & Jaworski L.L.P.
                      1301 McKinney Street, Suite 5100
                      Houston, Texas 77010
                      Attention:       Arthur H. Rogers, Esq.
                      Telephone:       (713) 651-5421
                      Facsimile:       (713) 651-5246

To the extent that any funds shall be delivered to Cal Dive by wire transfer, unless otherwise instructed by Cal Dive, such funds should be delivered in accordance with the wire instructions set forth in Annex BB.


     20. Miscellaneous.

          (a) The parties may execute and deliver this Agreement as a single document or in any number of counterparts, manually, by facsimile or by other electronic means, including contemporaneous xerographic or electronic reproduction by each party's respective attorneys. Each counterpart shall be an original, but a single document or all counterparts together shall constitute one instrument that shall be the agreement.

          (b) This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns and, with respect to Section 17 hereof, will inure to the benefit of their respective officers, directors, employees, consultants, agents, attorneys, accountants and affiliates and each person that controls (within the meaning of Section 20 of the Exchange Act) any of the foregoing persons, and no other person will have any right or obligation hereunder. Cal Dive may not assign this Agreement. Notwithstanding anything to the contrary in this Agreement, Fletcher may assign, pledge, hypothecate or transfer any of the rights and associated obligations contemplated by this Agreement (including, but not limited to, the Investment Securities), in whole or in part, at its sole discretion (including, but not limited to, assignments, pledges, hypothecations and transfers in connection with financing, derivative or hedging transactions with respect to this Agreement and the Investment Securities), provided, that, any such assignment, pledge, hypothecation or transfer must comply with applicable federal and state securities laws. No person acquiring Common Stock from Fletcher pursuant to a public market purchase will thereby obtain any of the rights contained in this Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement. Except as provided in this Section 18(b), this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (c) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, and each of the parties hereto hereby submits to the non-exclusive jurisdiction of any state or federal court in the Southern District of New York and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement (a "Related Proceeding"). Each of the parties hereto hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.

          (d) Each party represents and acknowledges that, in the negotiation and drafting of this Agreement and the other instruments and documents required or contemplated hereby, it has been represented by and relied upon the advice of counsel of its choice. Each party hereby affirms that its counsel has had a substantial role in the drafting and negotiation of this Agreement and such other instruments and documents. Therefore, each party agrees that no rule of construction to the effect that any ambiguities are to be resolved against the drafter shall be employed in the interpretation of this Agreement and such other instruments and documents.

          (e) Without prejudice to other rights or remedies hereunder (including any specified interest rate), and except as otherwise expressly set forth herein, interest shall be due on any amount that is due pursuant to this Agreement and has not been paid when due, calculated for the period from and including the due date to but excluding the date on which such amount is paid at the prime rate of U.S. money center banks as published in The Wall Street Journal (or if The Wall Street Journal does not exist or publish such information, then the average of the prime rates of three U.S. money center banks agreed to by the parties) plus two percent (2%).

          (f) Fletcher and Cal Dive stipulate that the remedies at law of the parties hereto in the event of any default or threatened default by either party in the performance of or compliance with any of the terms of this Agreement, the Certificate of Rights and Preferences and the Subsequent Certificates of Rights and Preferences are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

          (g) Any and all remedies set forth in this Agreement, the Certificate of Rights and Preferences and Subsequent Certificates of Rights and
     Preferences: (i) shall be in addition to any and all other remedies Fletcher or Cal Dive may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as each of Fletcher and Cal Dive may elect. The exercise of any remedy by Fletcher or Cal Dive shall not be deemed an election of remedies or preclude Fletcher or Cal Dive, respectively, from exercising any other remedies in the future.

          (h) Cal Dive agrees that the parties have negotiated in good faith and at arms' length concerning the transactions contemplated herein, and that Fletcher would not have agreed to the terms of this Agreement without each and every of the terms, conditions, protections and remedies provided herein and the Certificate of Rights and Preferences. Except as specifically provided otherwise in this Agreement, the Certificate of Rights and Preferences and the Subsequent Certificates of Rights and Preferences, Cal Dive's obligations to indemnify and hold Fletcher harmless in accordance with Section 18 of this Agreement are obligations of Cal Dive that Cal Dive promises to pay to Fletcher when and if they become due. Cal Dive shall record any such obligations on its books and records in accordance with U.S. generally accepted accounting principles.

          (i) This Agreement may be amended, modified or supplemented in any and all respects, but only by a written instrument signed by Fletcher and Cal Dive expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

          (j) Each of the parties will cooperate with the others and use its best efforts to prepare all necessary documentation, to effect all necessary filings, and to obtain all necessary permits, consents, approvals and authorizations of all governmental bodies and other third-parties necessary to consummate the transactions contemplated by this Agreement.

          (k) For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender and neuter gender of such term; (ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. generally accepted accounting principles; (iii) references herein to "Articles", "Sections", "Subsections", "Paragraphs" and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement, unless the context shall otherwise require; (iv) a reference to a Subsection without further reference to a
     Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

     (v) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; (vi) the term "include" or "including" shall mean without limitation; (vii) the table of contents to this Agreement and all section titles or captions contained in this Agreement or in any Schedule or Annex hereto or referred to herein are for convenience only and shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement; (viii) any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statues and references to all attachments thereto and instruments incorporated therein; and (ix) references to a person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

          (l) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

          (m) Time shall be of the essence in this Agreement.

          (n) All dollar ($) amounts set forth herein, in the Certificate of Rights and Preferences and Subsequent Certificates of Rights and Preferences refer to United States dollars. All payments hereunder and thereunder will be made in lawful currency of the United States of America.

          (o) Notwithstanding anything herein to the contrary, all measurements and references related to share prices and share numbers herein will be, in each instance, appropriately adjusted for stock splits, recombinations, stock dividends and the like.

                            [SIGNATURE PAGE FOLLOWS]

                     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this First Amended and Restated Agreement, all as of January 17, 2003.


                              CAL DIVE INTERNATIONAL, INC.



                              By:    /s/ JAMES LEWIS CONNOR, III
                                   --------------------------------------------
                              Name:  James Lewis Connor, III
                              Title:  Senior Vice President & General Counsel



                              FLETCHER INTERNATIONAL, LTD., by its duly authorized investment advisor,
                              FLETCHER ASSET MANAGEMENT, INC.



                              By:  /s/ DENIS J. KIELY
                                   --------------------------------------------
                              Name: Denis J. Kiely
                              Title:  Deputy CEO and Counsel



                              By:  /s/ JONATHAN B. SCHINDEL
                                   --------------------------------------------
                              Name:  Jonathan B. Schindel
                              Title:  COO and Counsel